Exhibit 10.61

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

EXECUTION COPY

AMENDMENT NUMBER EIGHT

to the

MASTER REPURCHASE AGREEMENT

Dated as of May 31, 2013, as Amended and Restated to and Including June 17, 2016

among

CALIBER HOME LOANS, INC.,

MORGAN STANLEY BANK. N.A.

and

MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC

This AMENDMENT NUMBER EIGHT (this “Amendment Number Eight”) is made this 10th day of September, 2019, among CALIBER HOME LOANS, INC., a Delaware corporation (“Seller”), MORGAN STANLEY BANK, N.A., a national banking association, as buyer (“Buyer”) and MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC, a New York limited liability company, as agent for Buyer (“Agent”), to the Master Repurchase Agreement, dated as of May 31, 2013, as Amended and Restated to and including June 17, 2016, among Seller, Buyer and Agent, as such agreement may be amended from time to time (the “Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

RECITALS

WHEREAS, Seller, Buyer and Agent have agreed to amend the Agreement to modify the Termination Date thereunder, as more specifically set forth herein; and

WHEREAS, as of the date hereof, Seller represents to Buyer and Agent that Seller is in full compliance with all of the terms and conditions of the Agreement and each other Repurchase Document and no Default or Event of Default has occurred and is continuing under the Agreement or any other Repurchase Document.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1. Amendment. Effective as of September 10, 2019 (the “Amendment Effective Date”),

(a) The definition of Calculation Period in Section 1.01 of the Agreement is hereby amended to read in its entirety as follows:

“Calculation Period” shall mean, with respect to any Transaction, (a) initially, the period commencing on the related Purchase Date to the last day of the calendar month in which such Purchase Date occurs; and (b) thereafter, each calendar month; provided that, the Calculation Period with respect to the Repurchase Date occurring on the Termination Date shall include any portion of the current month in which the Termination Date occurs. Notwithstanding the foregoing, no Calculation Period may end after the Termination Date

(b) the definition of Responsible Officer in Section 1.01 of the Agreement is hereby amended to read in its entirety as follows:

“Responsible Officer” shall mean, as to any Person, the chief executive officer, the chief financial officer, the chief accounting officer, the treasurer or the chief operating officer of such Person or such other officer designated as an authorized signatory in such Person’s governing documents; provided, that in the event any such officer is unavailable at any time he or she is required to take any action hereunder, Responsible Officer shall mean any officer authorized to act on such officer’s behalf as demonstrated by a certificate of corporate resolution; provided that, for purposes of Sections 6.15, 7.01(e) and 7.02, “Responsible Officer” shall mean, as to Seller, the chief executive officer, the chief financial officer or the chief operating officer of Seller.

(c) the definition of Tangible Net Worth Date in Section 1.01 of the Agreement is hereby amended to read in its entirety as follows:

“Tangible Net Worth” shall mean, as of a particular date,

(a) all amounts which would be included under equity on a balance sheet of the Seller at such date, determined in accordance with GAAP, less

(b) (i) amounts owing to the Seller from Affiliates and (ii) Intangible Assets and (iii) Restricted Cash.

(d) the definition of Termination Date in Section 1.01 of the Agreement is hereby amended to read in its entirety as follows:

“Termination Date” shall mean June 30, 2020 or such earlier date on which this Repurchase Agreement shall terminate in accordance with the provisions hereof or by operation of law.

(e) the definition of Transaction Request in Section 1.01 of the Agreement is hereby amended to read in its entirety as follows:

“Transaction Request” shall mean a Transaction Request submitted electronically through Buyer’s FTP site in a form acceptable to Buyer.

(f) Section 1.01 of the Agreement is hereby amended by adding the following new defined term “VA Renovation Loan” immediately following the defined term “VA Regulations:”

“VA Renovation Loan” shall mean a VA Loan the purpose of which is made to purchase and repair or renovate a Mortgaged Property and such Loan complies with the VA Regulations including without limitation the “Loan for Alteration and Repair” guidelines.

(g) Section 2.05(b) of the Agreement is hereby amended to read in its entirety as follows:

(b) The Seller hereby promises to pay to the Buyer, Price Differential on the unpaid Purchase Price (and any unpaid fees, expenses and indemnity claims) of each Transaction for the period from and including the Purchase Date of such Transaction to but excluding the Termination Date of such Transaction, at a rate per annum equal to the Pricing Rate; provided, that in no event shall such rate per annum exceed the maximum rate permitted by law. Notwithstanding the foregoing, the Seller hereby promises to pay to the Buyer, interest at the applicable Post-Default Rate on any Repurchase Price and on any other amount payable by the Seller hereunder that shall not be paid in full when due (whether at stated maturity, by acceleration or by mandatory prepayment or otherwise) for the period from and including the due date thereof to but excluding the date the same is paid in full. Accrued Price Differential on each Transaction shall be payable monthly on the Repurchase Date each month and for the last month of the Repurchase Agreement on the Repurchase Date of such last month and on the Termination Date, in each case, based on the Price Differential accrued in the prior Calculation Period; provided, that the Buyer may, in its sole discretion, require accrued Price Differential to be paid simultaneously with any prepayment of Repurchase Price that is made by the Seller on a day other than the Termination Date. Interest payable at the Post-Default Rate shall accrue daily and shall be payable upon such accrual. Promptly after the determination of any interest rate provided for herein or any change therein, the Buyer (or the Agent on behalf of the Buyer) shall give notice thereof to the Seller.

(j) The second sentence to Section 7.08 of the Agreement is hereby amended to read in its entirety as follows:

The Seller shall provide notice upon becoming aware of any material penalties, sanctions or charges levied, or threatened to be levied, against it or any change or threatened change in approval status, or the commencement of any Agency audit (other than an audit conducted for due diligence purposes in the normal course of business by an Agency in accordance with the Agency’s policies) or investigation (other than a non-material loan level investigation that is not reasonably likely to result in any adverse action by any Agency), or the institution of any action or the threat of institution of any action against Seller by any Agency, HUD or any other agency, or any supervisory or regulatory Governmental Authority supervising or regulating the origination or servicing of mortgage loans by, or the issuer or seller status of, the Seller.

(h) Section 7.14 of the Agreement is hereby amended to read in its entirety as follows:

7.14 Maintenance of Tangible Net Worth. The Seller shall not permit its Tangible Net Worth at any time to be less than $[***].

(i) Section 7.18 of the Agreement is hereby amended to read in its entirety as follows:

7.18 Maintenance of Liquidity. The Seller shall ensure that, at all times, it has unencumbered Cash Equivalents in an amount of not less than $[***].

(j) The Part I of Schedule 1 of the Agreement is hereby amended by deleting sub-section (i) in its entirety and replacing it with the following:

(f) Hazard Insurance. The Mortgaged Property is insured by a fire and extended perils insurance policy, issued by a Qualified Insurer, and such other hazards as are customary in the area where the Mortgaged Property is located, and to the extent required by the Seller as of the date of origination consistent with the Underwriting Guidelines, against earthquake and other risks insured against by Persons operating like properties in the locality of the Mortgaged Property, in an amount not less than the least of (i) 100% of the replacement cost of all improvements to the Mortgaged Property, (ii) the outstanding principal balance of the Mortgage Loan, or (iii) the amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property, and consistent with the amount that would have been required as of the date of origination in accordance with the Underwriting Guidelines. If any portion of the Mortgaged Property is in an area identified by any federal Governmental Authority as having special flood hazards, and flood insurance is available, a flood insurance policy meeting the current guidelines of the Federal Emergency Management Agency is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (1) the outstanding principal balance of the Mortgage Loan, (2) the full insurable value of the Mortgaged Property, and (3) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended by the Flood Disaster Protection Act of 1974. All such insurance policies (collectively, the “hazard insurance policy”) contain a standard mortgagee clause naming the Seller, its successors and assigns (including without limitation, subsequent owners of the Mortgage Loan), as mortgagee, and may not be reduced, terminated or canceled without 30 days’ prior written notice to the mortgagee. No such notice has been received by the Seller. All premiums on such insurance policy have been paid. The related Mortgage obligates the Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the mortgagee to maintain such insurance at the Mortgagor’s cost and expense and to seek reimbursement therefor from such Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a “master” or “blanket” hazard insurance policy covering a condominium, or any hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer and is in full force and effect. The Seller has not engaged in, and has no knowledge of the Mortgagor’s having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other Person, and no such unlawful items have been received, retained or realized by the Seller.

(k) Part I of Schedule 1 of the Agreement is hereby amended by deleting sub-section (i) in its entirety and replacing it with the following:

(l) Full Disbursement of Proceeds. The Mortgage Loan (unless it is a [***]) has been closed and, except with respect to any holdback that is permitted under the applicable Agency Guide, the proceeds of the Mortgage Loan have been fully disbursed and there is no further requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage.

(l) Part I of Schedule 1 of the Agreement is hereby amended by deleting sub-section (i) in its entirety and replacing it with the following:

(ll) Construction or Rehabilitation of Mortgaged Property. No Mortgage Loan (other than a [***]) was made in connection with the construction or rehabilitation of a Mortgaged Property or facilitating the trade-in or exchange of a Mortgaged Property (other than trade equity as permitted by the applicable Agency Guide). With respect to a [***], either (i) Seller is monitoring timely completion of the renovation work during the applicable renovation period and an escrow account contains the necessary contingency reserve and adequate funds to cover the remaining renovation costs, or (ii) the renovation work is complete and

Seller has obtained a certification of completion. With respect to any [***], a [***] appraiser has issued a “Notice of Value” and completed the final inspection of the Mortgaged Property and the Loan Guaranty Certificate has been issued.

(m) Exhibit 7 to of the Agreement is hereby amended to read as set forth below:

[None].

(n) Exhibit C to of the Agreement is hereby amended by deleting such Exhibit C and replacing it with [Reserved].

(o) Exhibit L to of the Agreement is hereby amended to include the following entities:

[***]

SECTION 2. Effectiveness. This Amendment Number Eight shall become effective as of the date that the Agent shall have received:

(a) counterparts hereof duly executed by each of the parties hereto, and

(b) counterparts of that certain Amendment Number Nine to the Pricing Side Letter, dated as of the date hereof, duly executed by each of the parties thereto.

SECTION 3. Fees and Expenses. Seller agrees to pay to Buyer and Agent all reasonable out of pocket costs and expenses incurred by Buyer or Agent in connection with this Amendment Number Eight (including all reasonable fees and out of pocket costs and expenses of Buyer’s or Agent’s legal counsel) in accordance with Sections 13.04 and 13.06 of the Agreement.

SECTION 4. Representations. Seller hereby represents to Buyer and Agent that as of the date hereof, Seller is in full compliance with all of the terms and conditions of the Agreement and each other Repurchase Document and no Default or Event of Default has occurred and is continuing under the Agreement or any other Repurchase Document.

SECTION 5. Binding Effect; Governing Law. THIS AMENDMENT NUMBER EIGHT SHALL BE BINDING AND INURE TO THE BENEFIT OF THE PARTIES HERETO AND THEIR RESPECTIVE SUCCESSORS AND PERMITTED ASSIGNS. THIS AMENDMENT NUMBER EIGHT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF (EXCEPT FOR SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW WHICH SHALL GOVERN).

SECTION 6. Counterparts. This Amendment Number Eight may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. The parties intend that faxed signatures and electronically imaged signatures such as .pdf files shall constitute original signatures and are binding on all parties.

SECTION 7. Limited Effect. Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms. Reference to this Amendment Number Eight need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.

[Signature Page Follows]

IN WITNESS WHEREOF, Seller, Buyer and Agent have caused this Amendment Number Eight to be executed and delivered by their duly authorized officers as of the Amendment Effective Date.

CALIBER HOME LOANS, INC., (Seller)

By:	/s/ William Dellal
Name:	William Dellal
Title:	Chief Financial Officer

MORGAN STANLEY BANK, N.A. (Buyer)

By:	/s/ Todor Glogov
Name:	Todor Glogov
Title:	Authorized Signatory

MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC (Agent)

By:	/s/ Christopher Schmidt
Name:	Christopher Schmidt
Title:	Authorized Signatory

Amendment Number Eight to MRA